UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 8, 2010

THT HEAT TRANSFER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34812	20-5463509
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
or organization)

THT Industrial Park No.5
Nanhuan Road, Tiexi District
Siping, Jilin Province 136000
People's Republic of China
(Address of principal executive offices)

86-434-3265241
(Registrant's telephone number, including area code)

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 2, 2010, THT Heat Transfer Technology, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors 4,453,500 shares of the Company’s common stock (the “Shares”), representing approximately 21.8% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of approximately $14,251,200, or $3.20 per share. The closing of the transactions contemplated by the Securities Purchase Agreement occurred on December 7, 2010 upon the fulfillment of closing conditions contained in the Securities Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information pertaining to the Shares in Item 1.01 is incorporated herein by reference in its entirety.

Halter Financial Advisory Co., Ltd. acted as the Company’s financial advisor (the “Financial Advisor”) in connection with the offering of the Shares. As compensation for its services, the Financial Advisor received a cash fee equal to an aggregate of $712,560, representing 5% of the gross proceeds received from the sale of the Shares. The Financial Advisor also received warrants to purchase an aggregate of 222,675 shares of common stock of the Company, representing 5% of the Shares (the “Warrants”). The Warrants have a term of three years and are exercisable from the first anniversary of the issuance and have an exercise price of $3.84.

The Shares and the Warrants were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering and the rules promulgated thereunder. The Investors and the Financial Advisor agreed, pursuant to the terms and conditions of the Securities Purchase Agreement and Warrants, as applicable, that (a) they had access to all of the Company’s information pertaining to the investment and were provided with the opportunity to ask questions and receive answers regarding the offering, (b) they acquired the Shares or the Warrants, as applicable, for their own account for investment and not for the account of any other person and not with a view to or for any distribution within the meaning of the Securities Act and (c) they will not sell or otherwise transfer the Shares or the Warrants, as applicable, unless in compliance with state and federal securities laws. Each of the Investors and each Placement Agent represented, pursuant to the terms and conditions of the Securities Purchase Agreement or the Warrants, that they are accredited investors as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the Shares or the Warrants.

On December 8, 2010, the Company issued a press release announcing the closing of the sale of the Shares and Warrants. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 8, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THT HEAT TRANSFER
TECHNOLOGY, INC.

Date: December 8, 2010	/s/ Guohong Zhao
Guohong Zhao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 8, 2010.